                                                                    EXHIBIT 99.1

                   FAMOUS DAVE'S ANNOUNCES 3RD QUARTER RESULTS


         MINNEAPOLIS, MN, OCTOBER 21, 2003 - Famous Dave's of America, Inc. (Nasdaq: DAVE) today reported net income of $478,000, or $0.04 per share, for the 3rd quarter of fiscal 2003. Total revenues for the quarter, as previously reported, were $26 million, an 8.8% increase over the 3rd quarter of 2002.

         Four new franchise-operated Famous Dave's restaurants opened during the 3rd quarter. These new restaurants opened at the Mall of America in Bloomington, Minnesota; Salt Lake City, Utah; Lexington, Kentucky and Sioux City, Iowa. At the end of the quarter, there were 87 Famous Dave's restaurants including 43 company-operated and 44 franchise-operated. The 88th Famous Dave's restaurant opened October 6 in Louisville, Kentucky. Other franchise-operated restaurants under development include sites in Roseville, Michigan; Eau Claire, Wisconsin; Flint, Michigan; Franklin, Tennessee; New Brunswick, New Jersey and Tucson, Arizona. Signed Area Development Agreements reflect commitments for an additional 144 franchise-operated restaurants.

         Operating margins at company-operated restaurants decreased 1.8 percentage points for the quarter compared to the 3rd quarter of 2002. Food and beverage costs improved 0.9 percentage points versus the same quarter in 2002 as the Company continued to benefit from favorable commodity pricing, particularly lower pork costs. These gains were offset by a 2.8 percentage point increase in operating expenses. The increase in these costs, as a percent of revenues, was primarily a result of the impact of maintenance programs in several markets as well as increased promotional activity. The Company also cited the impact of fixed costs against lower average volume.

         Commenting on the 3rd quarter results, David Goronkin, President and CEO of Famous Dave's of America stated, "The third quarter results reflect the enhanced focus our organization is placing on people, brand development, infrastructure alignment, and facilities. The investments we are allocating in each of these key areas are positioning us for responsible growth over the next several years. We have committed to our operators and franchisees that we will invest for the long term, through appropriate resource utilization, which allows for the development of talent, systems, and tools that will enable us to become the segment defining brand in barbeque."

         Goronkin added, "Our team is becoming highly energized and focused toward the challenges before us. We have committed to executing in our restaurants with renewed vigor, are aligning corporate support resources to provide rapid support, appropriate development, and value added services, and have established new forums of communication with our franchisees to ensure that best practices are captured and shared with all of our constituency groups."

         "We will continue the process of shaping our organization for a bright and successful future. The investments we make today will ensure that we are poised for long term success, as defined by all of our stakeholders", said Goronkin.

         The Company also announced that, in an effort to streamline its communications, only one earnings' announcement will be made during each quarter. For the 2003 fiscal year end, the Company anticipates announcing revenue and earnings results during the third week of February, 2004, allowing time for the completion of the year-end audit. Quarter-end revenue and earnings announcements will occur approximately three weeks after the end of each fiscal quarter during 2004.

         The Company invites all those interested in hearing management's discussion of the quarter to join the conference call at 4:00 PM Central Time by dialing 877-798-8052; Conference ID "3162569". A replay will be available for one week following the call by dialing (800) 642-1687. Participants may also access a live web cast of the conference call through the investor relations section of Famous Dave's web site at www.famousdaves.com .

         Contact for information:  Ken Stanecki (952) 294-1300

Famous Dave's of America, Inc. (NASDAQ: Dave) owns, operates and franchises barbeque restaurants. The company currently owns 43 locations and franchises an additional 45 units in 23 States and has signed development agreements for an additional 144 franchised locations. Its menu features award-winning barbecued and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts.

Certain matters discussed within this press release, including statements regarding revenue and profit forecasts, new restaurant sites, restaurant openings and expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, changes in local or national economic conditions, availability of financing, ability of franchisees to achieve development plans and other risks detailed from time to time in the company's SEC reports.




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FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF
OPERATIONS

FOR THE QUARTER ENDED 9/28/03 AND 9/29/02 (IN THOUSANDS, EXCEPT PER SHARE DATA)

QUARTER ENDED                                                                          9/28/03             9/29/02
                                                                                       -------             -------

      Revenues                                                                      $   25,970          $   23,868
      Costs and expenses:
           Food and beverage costs                                                       7,519               7,143
           Labor and benefits                                                            7,251               6,698
           Operating expenses                                                            6,233               5,160
           Depreciation and amortization                                                 1,195               1,156
           Pre-opening expenses                                                             38                 382
           General and administrative                                                    2,487               2,127
                                                                                    -----------         -----------
      Total costs and expenses                                                          24,723              22,666
                                                                                    -----------         -----------
      Income from operations                                                             1,247               1,202
      Other income (expense):
           Interest income                                                                  43                 120
           Interest expense                                                               (505)               (333)
           Other income (expense)                                                           (2)               (279)

           Equity in loss from unconsolidated affiliate                                      0              (4,906)
                                                                                    -----------         -----------
      Total other income (expense)                                                        (464)             (5,398)
                                                                                    -----------         -----------
      Income (loss) before taxes                                                    $      783          $   (4,196)
      Taxes
         Income tax benefit (expense)                                                     (305)              1,636
                                                                                    -----------         -----------
      Net income (loss)                                                             $      478          $   (2,560)
                                                                                    ===========         ===========

      Basic net income (loss) per common share                                            $.04               ($.22)
      Diluted net income (loss) per common share                                          $.04               ($.22)

      Weighted average common shares outstanding - basic                            12,100,045          11,649,671
      Weighted average common shares outstanding - diluted                          12,676,035          11,649,671


UNIT-LEVEL COSTS AND EXPENSES AS % SALES: QUARTER ENDED                                   9/28/03     9/29/02
                                                                                          -------     -------
Food and beverage costs                                                                   30.8%        31.7%
Labor and benefits                                                                        29.8%        29.7%
Operating expenses                                                                        25.6%        22.8%
Depreciation and amortization                                                              4.6%         4.8%
                                                                                          -----        -----
Total costs and expenses                                                                  90.8%        89.0%
Income from unit-level operations                                                          9.2%        11.0%
                                                                                          =====        =====


FOR THE THREE QUARTERS ENDED 9/28/03 AND 9/29/02 (IN THOUSANDS, EXCEPT PER SHARE
DATA)

                                                                                       9/28/03             9/29/02
THREE QUARTERS ENDED                                                                   -------             -------
      Revenues                                                                      $   74,918         $    69,281
      Costs and expenses:
           Food and beverage costs                                                      21,407              21,017
           Labor and benefits                                                           21,015              18,856
           Operating expenses                                                           17,491              14,898
           Depreciation and amortization                                                 3,684               3,433
           Pre-opening expenses                                                            543                 712
           General and administrative                                                    6,785               5,917
                                                                                    -----------        ------------
      Total costs and expenses                                                          70,925              64,833
                                                                                    -----------        ------------
      Income from operations                                                             3,993               4,448
      Other income (expense):
           Interest income                                                                 163                 327
           Interest expense                                                             (1,368)             (1,084)
           Gain on Sale of Assets                                                           30                 560
           Other income (expense)                                                         (664)                 57
           Impairments on Assets                                                        (3,475)                  0
           Equity in loss from unconsolidated affiliate                                 (2,155)             (5,454)
                                                                                    -----------        ------------
      Total other income (expense)                                                      (7,469)             (5,594)
                                                                                    -----------        ------------
      Income (loss) before taxes                                                    $   (3,476)         $   (1,146)
      Taxes
         Income tax (expense) benefit                                                    1,355                 447
                                                                                    -----------        ------------
      Net income (loss)                                                             $   (2,121)         $     (699)
                                                                                    ===========        ============

      Basic net income (loss) per common share                                          ($0.18)             $(0.06)
      Diluted net income (loss) per common share                                        ($0.18)             $(0.06)

      Weighted average common shares outstanding - basic                            11,649,671          11,317,800
      Weighted average common shares outstanding - diluted                          11,649,671          11,317,800


UNIT-LEVEL COSTS AND EXPENSES AS % SALES: THREE QUARTERS ENDED                             9/28/03     9/29/02
                                                                                           -------     -------
Food and beverage costs                                                                      30.2%       31.9%
Labor and benefits                                                                           29.7%       28.6%
Operating expenses                                                                           24.8%       22.6%
Depreciation and amortization                                                                 4.9%        4.9%
                                                                                             -----       -----
Total costs and expenses                                                                     89.6%       88.0%
                                                                                             -----       -----
Income from unit-level operations                                                            10.4%       12.0%
                                                                                             =====       =====



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FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 28, 2003 AND DECEMBER 29, 2002 (IN THOUSANDS, EXCEPT PER SHARE
DATA)


ASSETS                                                                        9/28/03        12/29/02
                                                                              -------        --------
Current assets                                                                $13,857        $13,550
Property, equipment and leasehold improvements, net                            50,140         51,861
Other assets                                                                   10,156          9,406
                                                                              -------        -------
Total Assets                                                                  $74,153        $74,817
                                                                              =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                                            $8,470         $7,781
Long-term obligations                                                          18,565         19,744
Shareholders' equity                                                           47,118         47,292
                                                                              -------        -------
Total Liabilities and Shareholders' Equity                                    $74,153        $74,817
                                                                              =======        =======